CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Golden Century Technologies Corporation (the "Company”) on Form 10-K/A for the year ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Cheng Lee, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Cheng Lee
David Cheng Lee
President and Treasurer
Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

February 23, 2010
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Dated: